Form of Letter of Transmittal

Exhibit C

Letter of Transmittal

Regarding Shares in

Morgan Stanley Global Long/Short Fund P

Tendered Pursuant to the Offer to Purchase

Dated March 17, 2011

This Letter of Transmittal Must Be

Received by Morgan Stanley Global Long/Short Fund P

by April 18, 2011.

The Offer and Withdrawal Rights Will Expire

at 12:00 Midnight, Eastern time, on

April 28, 2011, Unless the Offer Is Extended.

Complete this Letter of Transmittal, and Return or Deliver to

Morgan Stanley Global Long/Short Fund P:

Overnight Delivery:	Regular Mail:
30 Dan Road	P.O. Box 8031
Canton, Massachusetts 02021	Boston, Massachusetts 02266-8031

For additional information:

Phone: (800) 421-7572

Fax: (877) 839-1119

Ladies and Gentlemen:

The undersigned hereby tenders to Morgan Stanley Global Long/Short Fund P, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to purchase, dated March 17, 2011 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. The Offer to Purchase and this Letter of Transmittal are subject to all the terms and conditions set out in the Offer to Purchase, including without limitation the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements, or other obligations relating to this sale, and not subject to any adverse claim, when, and to the extent that, the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Purchase.

The undersigned recognizes that, under certain circumstances set out in the Offer to Purchase, the Fund may not be required to purchase the Shares tendered hereby.

A non-interest bearing, non-transferable promissory note for the value of the purchased Shares will be mailed to the undersigned. The initial payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of funds.

The promissory note will also reflect the “Post-Audit Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer to Purchase. Any Post-Audit Payment of cash due pursuant to the promissory note will also be made by wire transfer of funds. The undersigned recognizes that the amount of the initial payment of the purchase amount for Shares will be based on the unaudited net asset value of the Fund as of June 30, 2011, subject to an extension of the offer as described in Section 8 of the Offer to Purchase.

The Post-Audit Payment portion of the purchase amount, if any, will be determined upon completion of the audit of the Fund’s financial statements, which is anticipated to occur no later than 60 days after December 31, 2011, the Fund’s fiscal year-end. The Post-Audit Payment will be payable promptly after the completion of the Fund’s next annual audit.

All authority conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

PLEASE FAX OR MAIL IN THE ENCLOSED ENVELOPE TO: Morgan Stanley Global Long/Short Fund P, P.O. Box 8031, Boston, Massachusetts 02266-8031. FOR ADDITIONAL INFORMATION, you may call the Fund at (800) 421-7572 or send a fax to the Fund at (877) 839-1119.

PART 1.   NAME, ADDRESS, AND OTHER CONTACT INFORMATION:

Name of Shareholder:

Social Security No. or Taxpayer Identification No.:

Telephone Number:

Account Number:

PART 2.   AMOUNT OF SHARES OF BENEFICIAL INTEREST OF OWNERSHIP BEING TENDERED:

☐	All of the undersigned’s Shares.

☐	That amount of the undersigned’s Shares having the following dollar value:

$___________________________

Note: Shareholders desiring to tender Shares for purchase by the Fund should keep in mind that the Fund reserves the right to repurchase all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory redemption, less than the minimum initial investment applicable for the Fund. This right of the Fund to redeem Shares compulsorily may be a factor which Shareholders may wish to consider when determining the extent of any tender for purchase by the Fund.

☐	That amount of the undersigned’s Shares whose value is in excess of the minimum initial investment applicable for the Fund.

PART 3.   PROMISSORY NOTE:

The promissory note reflecting both the initial payment and the Post-Audit Payment portion of the purchase amount, as applicable, will be mailed directly to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

PART 4.   SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-Signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name and Title of Co-Signatory

Date: ________________________

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